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                                                                       EXHIBIT 5

                [VORYS, SATER, SEYMOUR AND PEASE LLP LETTERHEAD]

                                  June 29, 2001


Board of Directors
Big Lots, Inc.
300 Phillipi Road
P.O. Box 28512
Columbus, OH 43228-0512

                  Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 33-42502) under the Securities Act of 1933
                           --------------------------------------------------
Members of the Board:

         We are familiar with the proceedings taken and proposed to be taken by Big Lots, Inc., an Ohio corporation (the "Company"), relating to the assumption by the Company of the obligations of Consolidated Stores Corporation, a Delaware corporation ("Consolidated"), in respect of the Big Lots, Inc. Amended and Restated Director Stock Option Plan (f/k/a the Consolidated Stores Corporation Amended and Restated Director Stock Option Plan) (the "Director Stock Option Plan") as a result of the consummation of the merger transaction (the "Merger") contemplated by the Agreement of Merger, dated as of May 15, 2001 (the "Merger Agreement"), between the Company and Consolidated, as described in the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the "Post-Effective Amendment") filed with the Securities and Exchange Commission (the "SEC") on the date hereof. Pursuant to the Post-Effective Amendment, the Company has expressly adopted as its own the Registration Statement on Form S-8 of Consolidated (Registration No. 33-42502) (the "Registration Statement"), related to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 500,000 shares (prior to adjustments for stock splits) of common stock, $0.01 par value, of Consolidated (the "Consolidated Shares") to be issued under the Director Stock Option Plan, in accordance with Rule 414 promulgated under the 1993 Act. As a result of the assumption of the Director Stock Option Plan, and the adoption of the Registration Statement associated therewith, by the Company, the same number of common shares, $0.01 par value, of the Company (the "Common Shares") are issuable under the Director Stock Option Plan as the number of Consolidated Shares remaining issuable under the Director Stock Option Plan when the Merger became effective (the "Effective Time"). As of the Effective Time, 643,617

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Board of Directors
Big Lots, Inc.
June 29, 2001
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Consolidated Shares covered by the Registration Statement had yet to be issued under the terms of the Director Stock Option Plan.

                  In connection with the preparation of this opinion, we have examined and are familiar with each of the following: (a) the Post-Effective Amendment; (b) the Registration Statement; (c) the Director Stock Option Plan;
(d) the Company's Amended Articles of Incorporation, as currently in effect; (e) the Company's Regulations, as currently in effect; (f) the Merger Agreement; and
(g) certain proceedings of the directors and of the shareholders of the Company. We have also relied upon such representations of the Company and officers of the Company and such authorities of law as we have deemed relevant as a basis for this opinion.

                  In our examinations and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures on all documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; (b) that the parties to all documents submitted to us as originals or copies had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that those documents were duly authorized by all requisite action, corporate or otherwise, of those parties, that those documents were duly executed and delivered by those parties and that those documents are the valid and binding agreements of those parties; and (c) that the Director Stock Option Plan was duly authorized and approved by all requisite action, corporate or otherwise, of Consolidated and that Consolidated had the power, corporate or otherwise, to establish the Director Stock Option Plan. As to the facts material to our opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

                  We have relied solely upon the examinations and inquiries recited herein, and we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

                  Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that when the 643,617 Common Shares of the Company covered by the Post-Effective Amendment and remaining issuable under the Director Stock Option Plan at the Effective Time have been issued and delivered by the Company upon exercise of options under the Director Stock Option Plan against payment of the purchase price therefor, in accordance with the terms of the Director Stock Option Plan, said Common Shares will be validly issued, fully paid and non-assessable, assuming compliance with applicable federal and state securities laws.
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Board of Directors
Big Lots, Inc.
June 29, 2001
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                  We are members of the Bar of the State of Ohio and do not
purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and the United States of America.

                  This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares remaining issuable under the Director Stock Option Plan and the filing of the Post-Effective Amendment. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

                  We hereby consent to the use of our name in the Post-Effective Amendment and to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations promulgated by the SEC thereunder.

                                   Sincerely,


                                   /s/ Vorys, Sater, Seymour and Pease LLP
                                   ---------------------------------------------
                                   VORYS, SATER, SEYMOUR AND PEASE LLP